EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF PLAINS GP HOLDINGS, L.P.
PURSUANT TO 18 U.S.C. 1350

I, Al Swanson, Executive Vice President and Chief Financial Officer of Plains GP Holdings, L.P. (the “Company”), hereby certify that:

(i)            the accompanying report on Form 10-Q for the period ended June 30, 2026 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Al Swanson
Name: Al Swanson
Date: August 7, 2026